Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, May 1, 2018 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported first quarter 2018 net income1 of $46.3 million, or $0.56 per diluted share, compared to net income of $29.8 million, or $0.36 per diluted share, during the prior quarter and net income of $33.9 million, or $0.40 per diluted share, during the first quarter of 2017.

Revenues of $297.6 million during the quarter increased 1% sequentially and 4% compared to the first quarter of 2017.  Operating expenses of $237.7 million during the quarter increased 2% sequentially and 2% compared to the same quarter in 2017. The operating margin was 20.1% during the current quarter, compared to 21.0% and 18.5% during the fourth and first quarters of 2017, respectively.

Assets under management ended the quarter at $80.2 billion, declining 1% compared to the prior quarter and 1% compared to the first quarter of 2017.  Gross sales increased 40% compared to the fourth quarter of 2017 and 30% compared to the first quarter of 2017, while redemptions improved.  Net outflows were $1.5 billion during the current quarter, compared to net outflows of $2.7 billion during the prior quarter and net outflows of $3.4 billion during the comparable quarter in 2017.

Broker-dealer assets under administration ended the quarter at $56.3 billion, declining less than 1% compared to the fourth quarter of 2017 and increasing 5% compared to the same quarter in 2017.  Average trailing twelve-month productivity increased to $285 thousand per advisor during the first quarter of 2018 compared to $256 thousand and $230 thousand during the fourth and first quarters of 2017, respectively.

“Over the last 18 months, we have made solid progress in transitioning our business model to one that better positions us for the future,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. “We have made headway on a number of corporate initiatives, including improving investment performance, which we know is key to our long-term success.”

Effective January 1, 2018, we elected to change our accounting policy on how we report indirect underwriting and distribution expenses in the underwriting and distribution caption and certain expenses historically reported as general and administrative.  The change in presentation of certain line items in our consolidated statements of income is intended to improve the transparency of our financial statements.  Separately, we adopted Accounting Standards Update (“ASU”) 2017-07, “Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”, which reclassifies net periodic pension costs, other than historical service costs, from compensation and benefits to investment and other income (loss).  All reclassifications were applied retrospectively and did not affect net income.

1  Net income represents net income attributable to Waddell & Reed Financial, Inc.

Revenues Analysis

Investment management fee revenues decreased $2.7 million, or 2%, sequentially as an increase in average assets under management was offset by two fewer days during the current quarter and a decrease in the effective management fee rate.  Compared to the first quarter of 2017, fees increased $3.3 million, or 2%, due to higher average assets under management and an increase in the effective management fee rate.  During the current quarter, the effective management fee rate was 65.8 basis points, compared to 66.5 basis points during the fourth quarter of 2017 and 65.0 basis points during the first quarter of 2017.  Average assets under management were $82.4 billion during the current quarter, compared to $81.3 billion and $81.4 billion during the fourth and first quarters of 2017, respectively.

Underwriting and distribution fees increased $5.8 million, or 4%, sequentially.  The increase was largely due to payments received from independent financial advisors for office space, compliance oversight and affiliation fees.  Prior to 2018, the cost of these services was embedded in commissions.  An increase in advisory fee revenues also contributed to the sequential increase in underwriting and distribution fees.  Compared to the first quarter of 2017, revenues increased $9.2 million, or 7%, due to growth in advisory fee revenue and new revenues from independent financial advisors for office space, compliance oversight and affiliation fees, which were partly offset by lower distribution fees to third-party distributors.

Operating Expenses Analysis

Distribution expenses increased $6.6 million, or 6%, sequentially due primarily to higher payout rates to independent financial advisors under the new commission structure that became effective on January 1, 2018.  Compared to the same quarter in 2017, costs increased $6.0 million, or 6%, due to higher commission rates for advisors, which were partly offset by lower commissions to third-party distributors.

Compensation and benefits expenses declined $0.5 million, or less than 1%, sequentially due to a discretionary 401(k) contribution in the fourth quarter and partially offset by higher payroll taxes during the first quarter.  Compared to the first quarter of 2017, expenses increased $1.8 million, or 3%, primarily due to annual merit increases, which were partly offset by lower pension costs due to the prior year plan freeze.

General and administrative expenses declined $0.5 million, or 3%, sequentially due to lower business meeting and travel costs and lower usage of contractors and consultants due to the completion of various projects.  Compared to the first quarter of 2017, expenses declined $2.7 million, or 12%, primarily due to a combination of lower usage of contractors and consultants, and lower business meeting and travel costs.

Technology expenses increased $1.4 million, or 9%, sequentially due to higher data service costs related to fund mergers and cost of service increases, as well as higher technology consulting costs.  Compared to the first quarter of 2017, expenses declined $0.3 million, or 2%.

Income Taxes

Our effective tax rate during the current quarter was 24.6% and was lower compared to prior periods as a result of the Tax Reform Act, which lowered the statutory rate from 35% to 21%.  We expect our effective tax rate to range from 23% to 25%, exclusive of the effects of share-based payments, state tax incentives, unanticipated state tax legislative changes and unanticipated fluctuations in earnings.

Assets Under Management

(in millions)

	Three Months Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2017				2018
Unaffiliated [1]
Beginning assets	$30,295	$30,182	$30,307	$31,062	$31,133
Sales [2]	1,799	2,080	1,790	1,577	2,245
Redemptions	(3,707)	(2,886)	(2,486)	(2,912)	(2,692)
Net exchanges	236	235	213	316	247
Net Flows	(1,672)	(571)	(483)	(1,019)	(200)
Market action	1,559	696	1,238	1,090	122
Ending assets	$30,182	$30,307	$31,062	$31,133	$31,055
Annualized organic growth rate	(22.1)%	(7.6)%	(6.4)%	(13.1)%	(2.6)%
Annualized redemption rate	50.5%	39.2%	33.0%	37.9%	35.8%
Institutional
Beginning assets	$7,904	$7,792	$7,036	$6,365	$6,289
Sales [2]	142	78	68	66	552
Redemptions	(727)	(1,057)	(1,139)	(521)	(604)
Net exchanges	—	6	—	—	—
Net Flows	(585)	(973)	(1,071)	(455)	(52)
Market action	473	217	400	379	212
Ending assets	$7,792	$7,036	$6,365	$6,289	$6,449
Annualized organic growth rate	(29.6)%	(49.9)%	(60.9)%	(28.6)%	(3.3)%
Annualized redemption rate	37.2%	58.7%	67.3%	32.2%	37.8%
Broker-Dealer
Beginning assets	$42,322	$43,110	$43,084	$43,472	$43,660
Sales [2]	978	1,142	1,024	1,077	1,001
Redemptions	(1,871)	(1,812)	(2,049)	(2,026)	(1,958)
Net exchanges	(236)	(241)	(213)	(316)	(247)
Net Flows	(1,129)	(911)	(1,238)	(1,265)	(1,204)
Market action	1,917	885	1,626	1,453	251
Ending assets	$43,110	$43,084	$43,472	$43,660	$42,707
Annualized organic growth rate	(10.7)%	(8.5)%	(11.5)%	(11.6)%	(11.0)%
Annualized redemption rate	15.1%	14.7%	16.4%	16.1%	15.1%
Consolidated Total
Beginning assets	$80,521	$81,084	$80,427	$80,899	$81,082
Sales [2]	2,919	3,300	2,882	2,720	3,798
Redemptions	(6,305)	(5,755)	(5,674)	(5,459)	(5,254)
Net exchanges	—	—	—	—	—
Net Flows	(3,386)	(2,455)	(2,792)	(2,739)	(1,456)
Market action	3,949	1,798	3,264	2,922	585
Ending assets	$81,084	$80,427	$80,899	$81,082	$80,211
Annualized organic growth rate	(16.8)%	(12.1)%	(13.9)%	(13.5)%	(7.2)%
Annualized redemption rate	30.5%	27.9%	27.1%	25.7%	24.8%

(1)         Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only “DCIO”,  Registered Investment Advisor “RIA” and Variable Annuity “VA”

(2)         Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Fund Rankings	1 Year	3 Years	5 Years
Lipper
Funds ranked in top half	43%	35%	43%
Assets ranked in top half	52%	49%	50%
MorningStar
Funds ranked in top half	38%	35%	41%
Assets ranked in top half	44%	38%	48%

MorningStar Ratings	Overall	3 Years	5 Years
Funds with 4/5 stars	38%	19%	25%
Assets with 4/5 stars	58%	26%	49%

Based on class I share, which reflects sales and asset concentrations.

Broker-Dealer

	Three Months Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
(in millions)	2017				2018
Assets under administration (AUA)
Advisory assets	$19,071	$19,535	$20,734	$21,613	$22,050
Non-advisory assets	34,453	34,373	34,856	35,073	34,216
Total assets under administration	53,524	53,908	55,590	56,686	56,266

Net new advisory assets [1]	$(100)	$22	$420	$129	$392
Net new non-advisory assets [1,2]	(868)	(693)	(965)	(1,047)	(983)
Total net new AUA [1]	(968)	(671)	(545)	(918)	(591)

Annualized advisory AUA growth [3]	(2.2)%	0.5%	8.6%	2.5%	7.3%
Annualized AUA growth [3]	(7.4)%	(5.0)%	(4.0)%	(6.6)%	(4.2)%

Advisor headcount	1,662	1,581	1,481	1,367	1,170
Avg. trailing 12-month revenue per advisor [4] (in thousands)	$230	$232	$240	$256	$285
Advisor associates	252	254	262	265	327

(1)    Net new assets is calculated by taking total client deposits and net transfers less client withdrawals.

(2)    Excludes activity related to products held outside of our platform.  These assets represent less than 10% of total AUA.

(3)    Annualized growth is calculated by annualizing the quarterly net new assets divided by beginning assets under administration.

(4)    Production per advisor is calculated as trailing 12- month total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of financial advisors.  “Other” underwriting and distribution fees predominantly include fees paid by advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Sequential Qtr.		Year-over-Year Qtr.
	2018	2017	2017	Change	%	Change	%
Revenues:
Investment management fees	$133,692	$136,387	$130,436	$(2,695)	(2.0)%	$3,256	2.5%
Underwriting and distribution fees	138,041	132,200	128,831	5,841	4.4%	9,210	7.1%
Shareholder service fees	25,882	25,889	27,297	(7)	(0.0)%	(1,415)	(5.2)%
Total	297,615	294,476	286,564	3,139	1.1%	11,051	3.9%
Operating expenses:
Distribution [1]	114,470	107,889	108,437	6,581	6.1%	6,033	5.6%
Compensation and benefits	68,785	69,273	67,035	(488)	(0.7)%	1,750	2.6%
General and administrative	19,538	20,069	22,195	(531)	(2.6)%	(2,657)	(12.0)%
Technology	16,644	15,282	16,977	1,362	8.9%	(333)	(2.0)%
Occupancy	6,964	7,743	7,785	(779)	(10.1)%	(821)	(10.5)%
Marketing and advertising	2,281	3,353	2,611	(1,072)	(32.0)%	(330)	(12.6)%
Depreciation	5,302	5,357	5,221	(55)	(1.0)%	81	1.6%
Subadvisory fees	3,708	3,717	2,697	(9)	(0.2)%	1,011	37.5%
Intangible asset impairment	—	—	600	—	N/M	(600)	N/M
Total	237,692	232,683	233,558	5,009	2.2%	4,134	1.8%
Operating income	59,923	61,793	53,006	(1,870)	(3.0)%	6,917	13.0%
Investment and other income (loss)	2,816	(2,218)	3,012	5,034	N/M	(196)	(6.5)%
Interest expense	(1,802)	(2,909)	(2,786)	1,107	38.1%	984	35.3%
Income before provision for income taxes	60,937	56,666	53,232	4,271	7.5%	7,705	14.5%
Provision for income taxes	14,966	26,380	18,881	(11,414)	(43.3)%	(3,915)	(20.7)%
Net income	45,971	30,286	34,351	15,685	51.8%	11,620	33.8%
Net income attributable to redeemable noncontrolling interests	(366)	522	480	(888)	(170.1)%	(846)	(176.3)%
Net income attributable to Waddell & Reed Financial, Inc.	$46,337	$29,764	$33,871	$16,573	55.7%	$12,466	36.8%
Net income per share, basic and diluted:	$0.56	$0.36	$0.40
Weighted average shares outstanding - basic and diluted	83,111	83,137	84,077
Operating margin	20.1%	21.0%	18.5%

(1) Distribution expense
Unaffiliated	30,354	31,395	33,908
Broker-dealer	84,116	76,494	74,529
	$114,470	$107,889	$108,437

Underwriting and distribution fees

(in thousands)

	Three months ended Mar. 31, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	—	$65,516	$65,516
Rule 12b-1 service and distribution fees	20,976	18,377	39,353
Sales commissions on front-end load mutual funds and variable annuity products	470	14,427	14,897
Sales commissions on other products	—	8,422	8,422
Other revenues	185	9,668	9,853
Total underwriting and distribution fees	$21,631	$116,410	$138,041

	Three months ended Dec. 31, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues		$63,905	$63,905
Rule 12b-1 service and distribution fees	22,123	19,305	41,428
Sales commissions on front-end load mutual funds and variable annuity products	380	13,727	14,107
Sales commissions on other products	—	7,615	7,615
Other revenues	186	4,959	5,145
Total underwriting and distribution fees	$22,689	$109,511	$132,200

	Three months ended Mar. 31, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	—	$56,756	$56,756
Rule 12b-1 service and distribution fees	24,016	18,655	42,671
Sales commissions on front-end load mutual funds and variable annuity products	447	14,326	14,773
Sales commissions on other products	—	7,237	7,237
Other revenues	426	6,968	7,394
Total underwriting and distribution fees	$24,889	$103,942	$128,831

Unaudited Condensed Balance Sheet

(in thousands)

	Mar. 31,	Dec. 31,
	2018	2017
Assets
Cash & cash equivalents (unrestricted)	$177,630	$207,829
Investment securities	642,237	700,492
Other assets	228,156	241,305
Property and equipment, net	82,488	87,667
Goodwill and intangible assets	147,069	147,069
Total assets	$1,277,580	$1,384,362
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$—	$94,996
Long-term debt	94,801	94,783
Other liabilities	275,241	307,190
Redeemable noncontrolling interests	18,570	14,509
Total stockholders’ equity	888,968	872,884
Liabilities, redeemable noncontrolling interests and equity	$1,277,580	$1,384,362
Shares outstanding (in millions)	82.7	82.7

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2018	2017	2017
Cash (used in) provided by:
Operating activities	$50,265	$70,519	$63,565
Investing activities	56,272	(13,415)	10,220
Financing activities	(131,948)	(75,197)	(49,320)
Net change during period	$(25,411)	$(18,093)	$24,465

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(in thousands)	2018	2017	2017
Shares repurchased
Number of shares	996,309	937,927	476,882
Total cost	$20,507	$20,133	$7,976
Dividend paid
Rate per share	$0.25	$0.46	$0.46
Total paid	$20,890	$38,351	$38,771
Capital returned to stockholders	$41,397	$58,484	$46,747

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, which include, without limitation:

•                  The loss of existing distribution relationships or inability to access new distribution relationships;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2017 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2018. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.